Exhibit 8

All controlled entities are 100% owned unless otherwise noted.

The material controlled entities of the Group are:

Amerika Samoa Bank Inc*	Amerika Samoa	Banking
ANZ Capel Court Limited	Australia	Investment Banking
ANZ Capital Funding Pty Ltd	Australia	Funding
ANZ Capital Hedging Pty Ltd	Australia	Hedging
ANZCOVER Insurance Pty Ltd	Australia	Self-Insurance
ANZ (Delware) Inc*	USA	Finance
ANZ Executors & Trustee Company Limited	Australia	Trustee/Nominee
ANZ Financial Products Pty Ltd	Australia	Investment
ANZ Funds Pty Ltd	Australia	Holding Company
ANZ Bank (Europe) Limited*	England	Banking
ANZ Bank (Samoa) Limited*	Samoa	Banking
ANZ Holdings (New Zealand) Limited*	New Zealand	Holding Company
ANZ National Bank Limited*	New Zealand	Banking
ANZ National (Int’l) Limited*	New Zealand	Finance
Arawata Finance Limited*	New Zealand	Finance
Burnley Investments Limited*	New Zealand	Investment
Whitelaw Investments*	New Zealand	Investment
Gold Liquid Investments Limited*	Cayman Islands	Investment
Arawata Holdings Limited*	New Zealand	Holding Company
Harcourt Corporation Limited*	New Zealand	Investment
Airlie Investments Limited*	New Zealand	Investment
Nerine Finance No. 2*(1)	New Zealand	Finance
Endeavour Finance Limited*	New Zealand	Finance
Tui Endeavour Limited*	New Zealand	Finance
NBNZ Holdings Ltd*	New Zealand	Holding Company
NBNZ Life Insurance Limited*	New Zealand	Insurance
Tui Securities Limited*	New Zealand	Investment
CNZ Investment Trust*	New Zealand	Investment
UDC Finance Limited*	New Zealand	Finance
Truck Leasing Limited*	New Zealand	Leasing
ANZ International (Hong Kong) Limited*	Hong Kong	Holding Company
ANZ Asia Limited*	Hong Kong	Banking
ANZ Bank (Vanuatu) Limited*	Vanuatu	Banking
ANZ International Private Limited*	Singapore	Finance
ANZ Singapore Limited*	Singapore	Merchant Banking
Bank of Kiribati Ltd*(1)	Kiribati	Banking
LFD Limited	Australia	Holding Company
Minerva Holdings Limited*	England	Holding Company
ANZEF Limited*	England	Export Finance
Norway Funds Limited*	New Zealand	Funding
ANZ Investment Holdings Pty Ltd	Australia	Investment
530 Collins Street Property Trust	Australia	Investment Activities
ANZ Lenders Mortgage Insurance Pty Limited	Australia	Mortgage Insurance
ANZ Orchard Investments Pty Ltd	Australia	Investment
ANZ Rural Products Pty Ltd	Australia	Investment
Australia and New Zealand Banking Group (PNG) Limited*	Papua New Guinea	Banking
Esanda Finance Corporation Limited	Australia	General Finance
Fleet Partners Pty Limited	Australia	Finance
NMRSB Pty Ltd	Australia	Investment
PT ANZ Panin Bank*(1)	Indonesia	Banking
Upspring Limited*	England	Investment

*                                         Audited by overseas KPMG firms

(1)                                  Outside equity interests hold ordinary shares or units in the controlled entities listed above as follows: Bank of Kiribati - 150,000 $1 ordinary shares (25%) (2003 : 150,000 $1 ordinary shares 25%); PT ANZ Panin Bank – 7,500 IDR 1M shares (15%) (2003: 7,500 IDR 1M shares (15%); Nerine Finance No. 2 - 340,000,000 $1 redeemable preference shares (40%)